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                                                                     Exhibit 3.3

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   INRAD, INC.

                          Pursuant to N.J.S. 14A:7-2(4)

                              Dated: April 30, 1999

                  The undersigned corporation, having adopted an amendment to its certificate of incorporation establishing a new series of preferred stock, hereby certifies as follows:

                  1. The name of the corporation is INRAD, INC.

                  2. The following is a copy of the resolution of the board required by N.J.S. 14A:7-2(3):

                  RESOLVED, that the corporation's certificate of incorporation be, and it hereby is, amended by added a new Article IX, such
                  Article IX to read as shown in Exhibit A annexed hereto, establishing a new series of preferred stock within the corporation's Preferred Stock, such series to be designated Series A 10% Convertible Preferred Stock, to consist of 500 shares of stock, and to have the relative rights, preferences, and limitations set out in Exhibit A.

                  3. The resolution was duly adopted by the board of directors on April ___, 1999.

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                  4. The corporation's certificate of incorporation is further amended so that the designation and number of shares of the series acted upon in the annexed resolution, and the relative rights, preferences and limitations of that series, are as stated in the resolution.

                  IN WITNESS WHEREOF, the undersigned corporation has caused this certificate to be executed on its behalf by its duly authorized officer as of the date first above written.

                                                INRAD, INC.


                                                By: /s/ Warren Ruderman
                                                    -----------------------
                                                    Warren Ruderman, President

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